CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2024 OPERATING RESULTS

Houston, Texas (May 2, 2024) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2024. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), Core Funds from Operations ("Core FFO"), and Core Adjusted Funds from Operations (“Core AFFO”) for the three months ended March 31, 2024 are detailed below. A reconciliation of EPS to FFO, Core FFO, and Core AFFO is included in the financial tables accompanying this press release.

	Three Months Ended March 31,
Per Diluted Share	2024	2023
EPS	$0.77	$0.39
FFO	$1.67	$1.66
Core FFO	$1.70	$1.66
Core AFFO	$1.50	$1.50

	Three Months Ended	1Q24 Guidance	1Q24 Guidance
Per Diluted Share	March 31, 2024	Midpoint	Variance
EPS	$0.77	$0.76	$0.01
FFO	$1.67	$1.64	$0.03
Core FFO	$1.70	$1.67	$0.03

	Quarterly Growth	Sequential Growth
Same Property Results	1Q24 vs. 1Q23	1Q24 vs. 4Q23
Revenues	2.5%	0.5%
Expenses	2.9%	2.3%
Net Operating Income ("NOI")	2.3%	(0.5)%

Same Property Results	1Q24	1Q23	4Q23
Occupancy	95.0%	95.3%	94.9%

"We are pleased to report strong performance for the quarter, with earnings and same property growth exceeding expectations," said Richard J. Campo, Camden’s Chairman and CEO. "We have revised our 2024 outlook for property operating expense growth downward from 4.50% to 3.25% at the midpoint of our guidance range as a result of favorable real estate tax valuations, lower core insurance claims, and the successful renewal of our insurance policies on May 1st. However, given the recent rise in interest rates and lowered odds of future rate cuts this year, we expect to incur higher than anticipated interest expense for the remainder of the year. As a result of these events, we are maintaining our full-year 2024 guidance of $6.74 per share for Core FFO at the midpoint of our range."

For 2024, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2023, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	April 2024*	April 2023	1Q24	1Q23
Signed New Lease Rates	(1.8)%	2.7%	(4.1)%	2.0%
Signed Renewal Rates	3.4%	6.0%	3.4%	7.0%
Signed Blended Lease Rates	0.6%	4.1%	(0.9)%	4.0%

New Lease and Renewal Data - Date Effective (2)	April 2024*	April 2023	1Q24	1Q23
Effective New Lease Rates	(3.4)%	1.8%	(4.4)%	2.0%
Effective Renewal Rates	3.5%	7.2%	3.8%	7.8%
Effective Blended Lease Rates	(0.2)%	3.9%	(1.1)%	4.5%
*Preliminary data as of April 30, 2024
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy, Bad Debt and Turnover Data	April 2024*	April 2023	1Q24	1Q23
Occupancy	95.2%	95.4%	95.0%	95.3%
Bad Debt	0.6%	1.9%	0.8%	1.7%
Annualized Gross Turnover	47%	47%	45%	44%
Annualized Net Turnover	36%	37%	34%	36%
*Preliminary data as of April 30, 2024

Development Activity
During the quarter, lease-up was completed at Camden NoDa in Charlotte, NC. Additionally, leasing began at Camden Long Meadow Farms in Richmond, TX and leasing continued at Camden Durham in Durham, NC and Camden Woodmill Creek in The Woodlands, TX.

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/30/2024
Camden Durham	Durham, NC	420	$145.0	41%
Camden Woodmill Creek	The Woodlands, TX	189	75.0	35%
Camden Long Meadow Farms	Richmond, TX	188	80.0	12%
Camden Village District	Raleigh, NC	369	138.0
Total		1,166	$438.0

Disposition Activity
During the quarter, the Company disposed of a 592-apartment home community in Atlanta, GA for approximately $115.0 million and recognized a gain of approximately $43.8 million.

Capital Markets Transactions
During the quarter, the Company issued $400 million of senior unsecured notes due 2034. These ten-year notes were issued at 99.638% of par value with a coupon of 4.900%, a yield of 4.94%, and an effective interest rate of 5.06% per annum after giving effect to deducting the underwriting discounts and other expenses of the offering. Also during the quarter, the Company repaid the outstanding balance on its $300 million unsecured term loan and recognized charges in conjunction with this early retirement of debt of approximately $0.9 million, and repaid its 4.36% $250 million senior unsecured notes payable which matured in January 2024.

Share Repurchase
During the quarter, Camden repurchased 471,282 common shares at an average price of $96.91 per share for a total of $45.7 million. The Company had approximately $454.3 million remaining under its stock repurchase program as of March 31, 2024. Subsequent to quarter-end, Camden repurchased 44,692 common shares at an average price of $96.52 per share for a total of $4.3 million. Year to date, Camden repurchased 515,974 common shares at an average price of $96.88 for approximately $50.0 million. The Company currently has approximately $450.0 million remaining under its stock repurchase program.

Liquidity Analysis
As of March 31, 2024, Camden had nearly $1.3 billion of liquidity comprised of approximately $92.7 million in cash and cash equivalents, and nearly $1.2 billion of availability under its unsecured credit facility. At quarter-end, the Company had $97.4 million left to fund under its existing wholly-owned development pipeline.

Earnings Guidance
Camden provided initial earnings guidance for 2024 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2024 as detailed below. Expected EPS excludes gains, if any, from future real estate transactions.

	2Q24	2024	2024 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.34 - $0.38	$1.74 - $1.98	$1.86	$1.87	$(0.01)
FFO	$1.64 - $1.68	$6.57 - $6.81	$6.69	$6.69	$0.00
Core FFO(1)	$1.65 - $1.69	$6.62 - $6.86	$6.74	$6.74	$0.00
(1) The Company's 2024 core FFO guidance includes approximately $0.05 per share of non-core adjustments for casualty-related expenses, legal costs, loss on early retirement of debt, severance, and expensed pursuit costs.

	2024	2024 Midpoint
Same Property Growth Guidance	Range	Current	Prior	Change
Revenues	0.75% - 2.25%	1.50%	1.50%	0.00%
Expenses	2.75% - 3.75%	3.25%	4.50%	(1.25)%
NOI	(0.75%) - 1.75%	0.50%	0.00%	0.50%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2024 financial outlook including key assumptions for same property growth and a reconciliation of expected EPS to expected FFO and expected Core FFO are included in the financial tables accompanying this press release.

Conference Call

Friday, May 3, 2024 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061; Passcode: 0739105
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns and operates 171 properties containing 58,061 apartment homes across the United States. Upon completion of 4 properties currently under development, the Company’s portfolio will increase to 59,227 apartment homes in 175 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 17 consecutive years, most recently ranking #24. For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING DATA

Property revenues (a)	$383,141	$378,163

Property expenses
Property operating and maintenance	89,044	85,285
Real estate taxes	49,501	49,396
Total property expenses	138,545	134,681

Non-property income
Fee and asset management	1,284	578
Interest and other income	1,768	62
Income on deferred compensation plans	5,819	5,912
Total non-property income	8,871	6,552

Other expenses
Property management	9,394	8,297
Fee and asset management	443	413
General and administrative	16,693	15,356
Interest	32,537	32,843
Depreciation and amortization	144,802	142,444
Expense on deferred compensation plans	5,819	5,912
Total other expenses	209,688	205,265

Loss on early retirement of debt	(921)	—
Gain on sale of operating property	43,806	—
Income from continuing operations before income taxes	86,664	44,769
Income tax expense	(905)	(1,150)
Net income	85,759	43,619
Less income allocated to non-controlling interests	(1,870)	(1,702)
Net income attributable to common shareholders	$83,889	$41,917

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$85,759	$43,619
Other comprehensive income
Unrealized gain on cash flow hedging activities	85	—
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	1,089	359
Comprehensive income	86,933	43,978
Less income allocated to non-controlling interests	(1,870)	(1,702)
Comprehensive income attributable to common shareholders	$85,063	$42,276

PER SHARE DATA

Total earnings per common share - basic	$0.77	$0.39
Total earnings per common share - diluted	0.77	0.39

Weighted average number of common shares outstanding:
Basic	108,706	108,568
Diluted	108,729	108,604

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2024, we recognized $383.1 million of property revenue which consisted of approximately $341.5 million of rental revenue and approximately $41.6 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $378.2 million recognized for the three months ended March 31, 2023, made up of approximately $337.2 million of rental revenue and approximately $41.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts Revenue related to utility rebilling to residents was $10.7 million and $10.5 million for the three months ended March 31, 2024 and 2023, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$83,889	$41,917
Real estate depreciation and amortization	141,847	139,387
Income allocated to non-controlling interests	1,870	1,702
Gain on sale of operating properties	(43,806)	—
Funds from operations	$183,800	$183,006

Plus: Casualty-related expenses, net of recoveries	1,523	(42)
Plus: Severance	506	—
Plus: Legal costs and settlements, net of recoveries	852	84
Plus: Loss on early retirement of debt	921	—
Core funds from operations	$187,602	$183,048

Less: recurring capitalized expenditures (a)	(22,025)	(17,579)

Core adjusted funds from operations	$165,577	$165,469

PER SHARE DATA
Funds from operations - diluted	$1.67	$1.66
Core funds from operations - diluted	1.70	1.66
Core adjusted funds from operations - diluted	1.50	1.50
Distributions declared per common share	1.03	1.00

Weighted average number of common shares outstanding:
FFO/Core FFO/Core AFFO - diluted	110,323	110,201

PROPERTY DATA
Total operating properties (end of period) (b)	171	172
Total operating apartment homes in operating properties (end of period) (b)	58,061	58,702
Total operating apartment homes (weighted average)	58,336	58,837

.

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ASSETS
Real estate assets, at cost
Land	$1,706,983	$1,711,873	$1,732,804	$1,727,182	$1,722,881
Buildings and improvements	11,014,440	10,993,390	10,963,667	10,848,837	10,778,795
	12,721,423	12,705,263	12,696,471	12,576,019	12,501,676
Accumulated depreciation	(4,439,710)	(4,332,524)	(4,254,388)	(4,113,095)	(3,987,438)
Net operating real estate assets	8,281,713	8,372,739	8,442,083	8,462,924	8,514,238
Properties under development, including land	477,481	486,864	499,761	516,543	515,134
Total real estate assets	8,759,194	8,859,603	8,941,844	8,979,467	9,029,372
Accounts receivable – affiliates	10,350	11,905	12,057	12,121	12,121
Other assets, net (a)	233,137	244,182	237,594	239,958	226,394
Cash and cash equivalents	92,693	259,686	14,600	20,326	20,419
Restricted cash	8,230	8,361	8,369	8,531	6,863
Total assets	$9,103,604	$9,383,737	$9,214,464	$9,260,403	$9,295,169

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,223,285	$3,385,309	$3,323,057	$3,352,415	$3,232,682
Secured	330,184	330,127	330,071	330,015	515,134
Accounts payable and accrued expenses	213,896	222,599	211,759	192,613	191,468
Accrued real estate taxes	46,612	96,517	128,794	93,642	48,084
Distributions payable	113,556	110,427	110,463	110,465	110,444
Other liabilities (b)	182,443	186,987	175,341	189,711	193,804
Total liabilities	4,109,976	4,331,966	4,279,485	4,268,861	4,291,616

Equity
Common shares of beneficial interest	1,157	1,156	1,156	1,156	1,156
Additional paid-in capital	5,919,851	5,914,868	5,911,627	5,907,828	5,903,437
Distributions in excess of net income attributable to common shareholders	(641,663)	(613,651)	(727,117)	(666,218)	(648,457)
Treasury shares	(356,880)	(320,364)	(320,702)	(320,675)	(321,431)
Accumulated other comprehensive loss (c)	(78)	(1,252)	(699)	(1,057)	(1,415)
Total common equity	4,922,387	4,980,757	4,864,265	4,921,034	4,933,290
Non-controlling interests	71,241	71,014	70,714	70,508	70,263
Total equity	4,993,628	5,051,771	4,934,979	4,991,542	5,003,553
Total liabilities and equity	$9,103,604	$9,383,737	$9,214,464	$9,260,403	$9,295,169

(a) Includes net deferred charges of:	$4,286	$5,879	$6,481	$7,033	$7,710

(b) Includes deferred revenues of:	$958	$1,030	$1,167	$1,239	$1,348

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.

Core FFO

Core FFO represents FFO as further adjusted for items not considered part of our core business operations, such as casualty-related expenses, net of recoveries, severance, legal costs and settlements, net of recoveries, loss on early retirement of debt, expensed transaction, development and other pursuit costs, net of recoveries, net below market lease amortization, pandemic resident relief, (gain)/loss on sale of land, advocacy contributions, and miscellaneous (income)/expense adjustments. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also excludes certain items which by their nature are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.

Core Adjusted FFO

In addition to FFO & Core FFO, we compute Core Adjusted FFO ("Core AFFO") as a supplemental measure of operating performance. Core AFFO is calculated utilizing Core FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to Core FFO and Core AFFO is provided below:

	Three Months Ended March 31,
	2024	2023
Net income attributable to common shareholders	$83,889	$41,917
Real estate depreciation and amortization	141,847	139,387
Income allocated to non-controlling interests	1,870	1,702
Gain on sale of operating properties	(43,806)	—
Funds from operations	$183,800	$183,006

Plus: Casualty-related expenses, net of recoveries	1,523	(42)
Plus: Severance	506	—
Plus: Legal costs and settlements, net of recoveries	852	84
Plus: Loss on early retirement of debt	921	—
Core funds from operations	$187,602	$183,048

Less: recurring capitalized expenditures	(22,025)	(17,579)

Core adjusted funds from operations	$165,577	$165,469

Weighted average number of common shares outstanding:
EPS diluted	108,729	108,604
FFO/Core FFO/ Core AFFO diluted	110,323	110,201

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Reconciliation of FFO, Core FFO, and Core AFFO per share

	Three Months Ended March 31,
	2024	2023
Total Earnings Per Common Share - Diluted	$0.77	$0.39
Real estate depreciation and amortization	1.28	1.26
Income allocated to non-controlling interests	0.02	0.01
Gain on sale of operating property	(0.40)	—
FFO per common share - Diluted	$1.67	$1.66

Plus: Casualty-related expenses, net of recoveries	0.01	—
Plus: Legal costs and settlements, net of recoveries	0.01	—
Plus: Loss on early retirement of debt	0.01	—
Plus: Severance	0.00	—
Core FFO per common share - Diluted	$1.70	$1.66

Less: recurring capitalized expenditures	(0.20)	(0.16)

Core AFFO per common share - Diluted	$1.50	$1.50

Expected FFO & Core FFO

Expected FFO and Core FFO is calculated in a method consistent with historical FFO and Core FFO, and is considered appropriate supplemental measures of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO and expected Core FFO per diluted share is provided below:

	2Q24	Range	2024	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.34	$0.38	$1.74	$1.98
Expected real estate depreciation and amortization	1.28	1.28	5.16	5.16
Expected income allocated to non-controlling interests	0.02	0.02	0.07	0.07
Expected (gain) on sale of operating properties	—	—	(0.40)	(0.40)
Expected FFO per share - diluted	$1.64	$1.68	$6.57	$6.81
Anticipated Adjustments to FFO	0.01	0.01	0.05	0.05
Expected Core FFO per share - diluted	$1.65	$1.69	$6.62	$6.86

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. Our definition of NOI may differ from other REITs and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of net income to net operating income is provided below:

	Three months ended March 31,
	2024	2023
Net income	$85,759	$43,619
Less: Fee and asset management income	(1,284)	(578)
Less: Interest and other income	(1,768)	(62)
Less: (Income) on deferred compensation plans	(5,819)	(5,912)
Plus: Property management expense	9,394	8,297
Plus: Fee and asset management expense	443	413
Plus: General and administrative expense	16,693	15,356
Plus: Interest expense	32,537	32,843
Plus: Depreciation and amortization expense	144,802	142,444
Plus: Expense on deferred compensation plans	5,819	5,912
Plus: Loss on early retirement of debt	921	—
Less: Gain on sale of operating property	(43,806)	—
Plus: Income tax expense	905	1,150
NOI	$244,596	$243,482

"Same Property" Communities	$234,634	$229,378
Non-"Same Property" Communities	9,143	6,170
Development and Lease-Up Communities	2	(3)
Disposition/Other	817	7,937
NOI	$244,596	$243,482

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

EBITDAre and Adjusted EBITDAre

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains on the disposition of depreciated property, including gains (losses) on change of control, plus impairment write-downs of depreciated property with adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. Adjusted EBITDAre excludes equity in (income) loss of joint ventures, (gain) loss on land, and loss on early retirement of debt. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDAre is Adjusted EBITDAre as reported for the period multiplied by 4 for quarter results. A reconciliation of net income to EBITDAre and adjusted EBITDAre is provided below:

	Three months ended March 31,
	2024	2023
Net income	$85,759	$43,619
Plus: Interest expense	32,537	32,843
Plus: Depreciation and amortization expense	144,802	142,444
Plus: Income tax expense	905	1,150
Less: Gain on sale of operating property	(43,806)	—
EBITDAre	$220,197	$220,056
Plus: Casualty-related expenses, net of recoveries	1,523	(42)
Plus: Legal costs and settlements, net of recoveries	852	84
Plus: Loss on early retirement of debt	921	—
Plus: Severance	506	—
Adjusted EBITDAre	$223,999	$220,098
Annualized Adjusted EBITDAre	$895,996	$880,392

Net Debt to Annualized Adjusted EBITDAre

The Company believes Net Debt to Annualized Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDAre for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2024	2023
Unsecured notes payable	$3,245,471	$3,269,763
Secured notes payable	330,165	515,086
Total debt	3,575,636	3,784,849
Less: Cash and cash equivalents	(66,007)	(10,524)
Net debt	$3,509,629	$3,774,325

Net Debt to Annualized Adjusted EBITDAre:

	Three months ended March 31,
	2024	2023
Net debt	$3,509,629	$3,774,325
Annualized Adjusted EBITDAre	895,996	880,392
Net Debt to Annualized Adjusted EBITDAre	3.9x	4.3x